Exhibit 99.1

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
Special Meeting of Stockholders—[    •    ], 2007

This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints each of Edwin C. Summers and Sandra B. Robinson, with the power to appoint his or her substitute, as proxy and authorizes each to represent and vote all the shares of Common Stock of Harman International Industries, Incorporated that the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held on [    •    ] 2007 and at any adjournment or postponement thereof, as specified on the reverse side hereof and in the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus, each dated [    •    ], 2007. The undersigned hereby revokes any proxy previously given by the undersigned and acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus.

        Please note that if you do not submit a valid proxy and do not vote in person at the Special Meeting of Stockholders, this has the same effect as a vote against the adoption of the merger agreement.

        When properly executed, this proxy will be voted as specified on the reverse side hereof or, if not specified, will be voted FOR each of proposals 1 and 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or any adjournment thereof. As of the date of the Proxy Statement/Prospectus the Board of Directors does not know of any other business to be presented at the Special Meeting of Stockholders.

(Continued and to be signed on reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side.)

^    FOLD AND DETACH HERE    ^

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF PROPOSALS 1 AND 2	Please Mark Here For Address Change or Comments	☐
SEE REVERSE SIDE
Proposal 1—	Adoption of the Agreement and Plan of Merger, dated as of April 26, 2007, as it may be amended from time to time (the "merger agreement"), among Harman International Industries, Incorporated, KHI Parent Inc., a Delaware corporation ("Parent"), and KHI Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent.	For ☐	Against ☐	Abstain ☐
Using blue or black ink, please mark, sign, date and promptly return this proxy card in the enclosed envelope. In the case of a corporation, partnership or other legal entity, the full name of the organization should be used and the signature should be that of a duly authorized officer, partner or other person.
Proposal 2—
	Approval of the adjournment of the Special Meeting of Stockholders to a later date or time, if necessary or appropriate to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of such adjournment to adopt the merger agreement.	☐	☐	☐
COMBINED AREA MUST BE BLANK FOR COMBINED CARDS
Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^    FOLD AND DETACH HERE    ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through [    •    ] Eastern Time
the day prior to the special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet [•]		Telephone [•]		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

CONTROL NUMBER RESTRICTED AREA
BAR CODE AREA RESTRICTED